SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2007

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203)968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On October 11, 2007, Registrant’s Board of Directors approved a new form of Amended and Restated Severance Letter Agreement for the Registrant’s executive officers, including its Named Executive Officers. The previous Severance Letter Agreements, the form of which was filed in the Registrant’s December 31, 2005 Annual Report, between the Registrant and these executives needed to be revised in order to bring such agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the timing of certain payments of deferred compensation under the agreements; to modify the definition of a Change in Control for clarification purposes; and to eliminate the gross up on excise tax. The Amended and Restated Severance Letter Agreements will supersede and replace the existing agreements, however, executive officers that choose not to sign Amended and Restated Severance Letter Agreements and executive officers that are not asked to renew under the Amended and Restated Severance Letter Agreement will continue to be covered under their existing Severance Letter Agreements until their agreements expire by their terms at the end of the year.

The forgoing is a summary description of the material amendments to the Severance Letter Agreements and is qualified in its entirety by the text of the Amended and Restated Severance Letter Agreement, a copy of the form of which is filed with this Current Report on Form 8-K as Exhibit 10 and incorporated herein by reference.

Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit No.	Description
10	Amended and Restated Severance Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ Gary R. Kabureck
Gary R. Kabureck
Vice President and Chief Accounting Officer

Date: October 17, 2007

EXHIBIT INDEX

Exhibit No.	Description
10	Amended and Restated Severance Letter Agreement